WAIVER AND CONSENT

This WAIVER AND CONSENT (this “Waiver”), dated as of June 14, 2007, is entered into by and between GSE SYSTEMS, INC., a Delaware corporation (the “Company”), and LAURUS MASTER FUND, LTD., a Cayman Islands company (“Laurus”), for the purpose of amending and restating and waiving certain terms of (i) that certain Security Agreement dated as of March 7, 2006 by and among the Company, GSE Power Systems, Inc., a Delaware corporation (“GSE Power”), (together with GSE, the “Companies” and, each a “Company”) and Laurus (as amended, modified or supplemented from time to time, the “Security Agreement”), (ii) that certain Stock Pledge Agreement, dated March 7, 2006, by and among Laurus, the Company GSE Power and certain other subsidiaries of the Company (as amended, modified or supplemented from time to time, the “Stock Pledge Agreement”) and the other Ancillary Agreements (as such term is defined in the Security Agreement)(the Security Agreement and the Ancillary Agreements together, the “Transaction Documents”). Capitalized terms use herein without definition shall have the meanings ascribed to such terms in the Security Agreement.

WHEREAS, the Company intends to issue additional shares of its common stock and certain warrants for the purchase of shares of its common stock pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), a copy of which is attached as Exhibit A hereto, by and among the Company and the investors signatory thereto (the “Purchasers”) and all related documents, schedules and exhibits, relating to the assignment and sale (the “Purchase Documents”);

WHEREAS, the Company has requested that Laurus waive certain provisions of the Transaction Documents that would otherwise prohibit the Company from entering into the Purchase Agreement or otherwise grant Laurus a right of first refusal with respect to the securities being sold pursuant to the Purchase Documents ;

WHEREAS, the Company and Laurus have agreed to make certain changes to the Transaction Documents as set forth herein, and that Laurus will waive certain provisions of the Transaction Documents.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

WAIVER AND CONSENT

1.  Laurus hereby consents to consummation of the transactions contemplated by the Purchase Agreement and waives its right of right of first refusal pursuant to Section 13(u) of the Security Agreement.

2. Nothing in this Waiver shall be deemed to release or discharge Laurus’s security interests, liens, pledges, mortgages and/or other charges or encumbrances created on or with respect to any assets of the Company or the Company’s Subsidiaries.

MISCELLANEOUS

1. Each of the Companies hereby represents and warrants to Laurus that after giving effect to this Waiver (i) on the date hereof, all representations, warranties and covenants made by each of the Companies in connection with the Security Agreement and the Ancillary Agreements are true, correct and complete (ii) on the date hereof, all of the Companies’ covenant requirements set forth in the Security Agreement and the Ancillary Agreement have been met, and (iii) no Event of Default exists under the Security Agreement or under any of the Ancillary Agreements.

2. The parties hereto understand that the Company has an affirmative obligation to make prompt public disclosure of material agreements and material amendments to such agreements. The Company acknowledges that it shall file a Form 8-K disclosing this agreement within the time frame specified therefore by the Securities and Exchange Commission.

3. Each consent set forth herein shall be effective on the date when (i) the Company shall have executed and delivered to Laurus its respective counterpart to this Consent and (ii) delivery has been made to Laurus of the Purchase Documents, each duly executed and delivered by the parties thereto.

4. Except as specifically set forth in this Consent, there are no amendments, modifications or waivers to the Transaction Documents, and all of the forms, terms and provisions of the Transaction Documents remain in full force and effect.

5. This Waiver shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS WAIVER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF. This Waiver and Consent may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Company and Laurus has caused this Waiver and Consent to be signed in its name effective as of this 14th day of June 2007.

LAURUS MASTER FUND, LTD.

By: _/s/ David Grin___________________
Name: David Grin
Title: Director
Address:

ACKNOWLEDGED AND AGREED:

GSE SYSTEMS, INC.

By:  /s/ Jeffery G. Hough
Name: Jeffery G. Hough
Title: Senior Vice President and Chief Financial Officer

GSE POWER SYSTEMS, INC.

By: /s/ Jeffery G. Hough
Name: Jeffery G. Hough
Title: Senior Vice President and Chief Financial Officer

Exhibit A